Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com
April 20, 2011
Graphic Packaging Holding Company
814 Livingston Court
Atlanta, Georgia 30067
Re: Prospectus Supplement to Shelf Registration Statement on Form S-3 (Registration No. 333-166324)
Ladies and Gentlemen:
          We have acted as counsel to Graphic Packaging Holding Company, a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”) of a prospectus supplement, dated April 14, 2011 (the “Prospectus Supplement”) to the prospectus, dated July 10, 2011 (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”), included as part of the above-referenced Registration Statement (the “Registration Statement”) relating to the offering and sale of 47,000,000 shares (the “Initial Securities”) of common stock, par value $0.01 per share of the Company (the “Common Stock”), and, at the option the Underwriters (as defined below), up to an additional 7,050,000 shares of Common Stock (the “Optional Securities” and, together with the Initial Securities, the “Securities”). The Securities are being issued and sold to the several underwriters (the “Underwriters”) named in the Underwriting Agreement dated as of April 14, 2011 (the “Underwriting Agreement”) by and among the Company and the Underwriters.
          This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.
          In connection with this opinion, we have examined (i) the Company’s Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) records of proceedings of the Board of Directors of the Company, or committees thereof, (iv) the Registration Statement; (v) the Prospectus; and (vi) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference to the Prospectus as of the date hereof. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.
          As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties

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Graphic Packaging Holding Company
April 20, 2011

thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.
          In rendering our opinion set forth below, we have assumed, without any independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies.
          Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. We do not express any opinion herein with respect to any other laws.
          The only opinion rendered by us consists of those matters set forth in the eighth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
          Based upon the foregoing and subject to all of the other limitations, qualifications and assumptions set forth herein, it is our opinion that the Securities, when the Securities have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, the Securities will be validly issued, fully paid and non-assessable.
          This opinion is delivered for use solely in connection with the issuance of the Securities in the transactions contemplated by the Registration Statement, the Prospectus Supplement and the Underwriting Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion express herein.
          We consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K and the incorporation by reference as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
[Signature appears on following page.]

Graphic Packaging Holding Company
April 20, 2011

Alston & Bird LLP
By:	/s/ Justin R. Howard
Justin R. Howard
A Partner